                                                                  Exhibit 99.01


        [Cardinal Health Logo]
        7000 Cardinal Place
        Dublin, OH 43017

        www.cardinal.com
                                                          FOR IMMEDIATE RELEASE
        CONTACTS:

Media:  Jim Mazzola                         Investors: Jim Hinrichs
        (614) 757-3690                                 (614) 757-7828
        jim.mazzola@cardinal.com                       jim.hinrichs@cardinal.com



          CARDINAL HEALTH THIRD-QUARTER RESULTS REFLECT STRONG DEMAND,
                       SEQUENTIAL IMPROVEMENT IN EARNINGS

    TRANSITION TO NON-CONTINGENT DISTRIBUTION AGREEMENTS REMAINS ON SCHEDULE

DUBLIN, OHIO, APRIL 29, 2005 -- Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health-care industry, today announced that revenue in its fiscal third quarter rose 17 percent over the prior year to $19.1 billion, while earnings from continuing operations declined 15 percent to $368 million, or $0.84 per share.

Consolidated results for the quarter ended March 31 continued to improve sequentially due to revenue and earnings growth within Cardinal Health's pharmaceutical distribution and medical products businesses, which were partially offset by earnings declines in sterile manufacturing and Pyxis products. Excluding special items of $28.5 million for the quarter, earnings from continuing operations decreased 9 percent to $396 million from $435 million in the prior year. Diluted earnings per share from continuing operations before special items declined 10 percent to $0.90 versus $1.00 last year. These results include non-recurring charges for the quarter of $16 million or $0.04 per share. Non-recurring charges had no effect on earnings per share in the year-earlier quarter.

"Results for our third quarter showed strong improvement within drug distribution and medical products and services, while earnings growth continued to be offset by issues within sterile manufacturing and Pyxis," said Robert D. Walter, chairman and chief executive officer of Cardinal Health. "We remain committed to our long-term growth goals and took actions during the quarter to help both businesses reach their potential during fiscal 2006. We also made steady progress in transitioning pharmaceutical manufacturers to non-contingent distribution-service agreements and remain on schedule to convert the substantial majority of fiscal 2006 branded vendor margin by the end of the fiscal year."

Year-to-date revenues climbed 15 percent to $55.5 billion, while ongoing margin pressures caused earnings from continuing operations to decline 30 percent to $789 million. Excluding special items, earnings from continuing operations for the fiscal year declined 20 percent to $909 million. Diluted earnings per share from continuing operations were $1.81, or $2.08 excluding special items, compared to $2.56 for the year-to-date period of fiscal 2004, or $2.58 excluding special items. These results include non-recurring charges of $88 million or




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

CARDINAL HEALTH ANNOUNCES THIRD QUARTER RESULTS
PAGE 2


$0.20 per share compared to a $0.01 non-recurring gain during the first nine-months of fiscal 2004.

SEGMENT AND OPERATIONAL RESULTS
Restructuring and efficiency programs initiated during fiscal 2005 continued to improve Cardinal Health's cost structure during the quarter. The company remains on schedule to realize $125 million of operating-earnings improvements during fiscal 2005 and $200 million during fiscal 2006.

Cash flow from operations reached $532 million during the quarter and was approximately $2 billion for the fiscal year. Free cash flow was $460 million during the quarter and reached $1.7 billion for the year. Year-to-date free cash flow includes net proceeds of $800 million through an accounts-receivable securitization program.

As part of a previously announced $500 million share-repurchase program, 4.2 million common shares were bought during the quarter at an average price of $57.29. Under the program's authorization, $258.1 million remains to repurchase additional shares.

(See the attached financial table for a reconciliation of the non-GAAP measures to their GAAP equivalents and a schedule of non-recurring items. Tables with specific segment results for the third quarter and fiscal 2005 year-to-date are also attached and available at the Investors page on www.cardinalhealth.com.)

PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
Revenue increased at its fastest rate in four quarters and earnings showed strong improvement within the Pharmaceutical Distribution and Provider Services segment. Revenue during the quarter rose 18 percent to $15.6 billion, driven by an increase in sales to health systems and retail chains. Operating earnings climbed 8 percent over the prior year to $344 million, the result of growth in generics, stabilizing sell margins and ongoing expense control measures. Selling, general and administrative expenses as a percent of sales again declined from the prior year. Earnings for the fiscal year continued to be negatively affected by branded vendor margins below fiscal 2003 and fiscal 2004 levels.

During the quarter, Cardinal Health continued to make progress in reaching new distribution service agreements with branded pharmaceutical manufacturers. These agreements are expected to create stronger, more predictable earnings growth for fiscal 2006 by establishing distribution fees based on services provided by Cardinal Health, and not primarily contingent on pharmaceutical price increases. To date, agreements have been reached to convert more than half of the company's branded vendor margin for fiscal 2006 to non-contingent sources, and the company remains on schedule to convert the substantial majority by the end of the current fiscal year.

MEDICAL PRODUCTS AND SERVICES
Medical Products and Services revenue increased 7 percent over the prior year to $2.5 billion, and operating earnings grew 3 percent to $200 million. Recent hospital and group purchase organization contracts, as well as an increase in the distribution of specialty pharmaceuticals, drove the revenue increase. Earnings growth continued to be negatively affected by competitive pricing and rising costs of raw materials and fuel. Ongoing expense control and raw-material sourcing initiatives helped offset margin pressure during the quarter. Selling, general and administrative expenses as a percent of sales were again below prior-year levels.


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

CARDINAL HEALTH ANNOUNCES THIRD QUARTER RESULTS
PAGE 3

Sales and earnings growth in Europe and Canada continued as important contributors for the segment, in part due to the strong Euro. New product sales were again led by growth of Cardinal Health's Neu-Thera(TM) surgeon gloves. Continued emphasis on integrated offerings for hospitals and health systems, new products, international growth and operating efficiencies are expected to continue to contribute to earnings growth in the fourth quarter and fiscal 2006.

PHARMACEUTICAL TECHNOLOGIES AND SERVICES
Pharmaceutical Technologies and Services revenue increased 3 percent during the quarter to $729 million, while operating earnings declined 28 percent to $82 million. The consistent performance of Cardinal Health's Oral Technologies and Nuclear Pharmacy Services businesses, which both increased earnings over the prior year, continued to be offset by earnings declines in sterile manufacturing. Sterile-manufacturing earnings were again negatively affected by costs associated with delays in opening new facilities and from existing facilities operating below their planned capacity.

Positive developments during the quarter included an increase in sales of softgel products, particularly Wyeth's Advil(R) and Abbott's Kaletra(R), strong demand at the company's sterile manufacturing facility in Albuquerque, N.M., the launch of branded pharmaceuticals using Cardinal Health's Zydis(R) quick dissolve formulation, and ongoing productivity improvements.

Following the end of the quarter, the company decided to discontinue pharmaceutical manufacturing in Humacao, Puerto Rico as part of a previously announced company-wide restructuring program. These operations have underperformed relative to company expectations, due in part to continued regulatory issues at the facility. Cardinal Health is working with customers in an effort to transition projects to other manufacturing sites. The decision does not affect the company's other operations in Puerto Rico or at other locations worldwide.

CLINICAL TECHNOLOGIES AND SERVICES
(Results for this segment, which include Cardinal Health's Alaris(R) products, Pyxis(R) products and Clinical Services and Consulting organizations, are being reported for the first time this fiscal year. Prior-year results used in comparisons have been adjusted to include Pyxis and Clinical Services and Consulting, but not Alaris, which was acquired by Cardinal Health in July 2004.)

Revenue for the Clinical Technologies and Services segment increased 32 percent to $522 million for the quarter, while operating earnings decreased 25 percent to $65 million. A lengthening sales and installation cycle for Pyxis products continued to offset growth for the segment, while Alaris and Clinical Services and Consulting again made strong contributions to earnings. Excluding Alaris, which Cardinal Health acquired in July 2004, revenue declined 8 percent and operating earnings declined 57 percent.

Over the long term, earnings in the segment are expected to increase as additional efficiencies are gained from the formation of the segment, greater efficiency is realized in the installation process for new Pyxis products, and as lean manufacturing initiatives implemented during the second quarter begin to lower costs. The segment remains well positioned for growth with market-leading products and the clinical expertise to help customers with their expanding patient-safety and efficiency initiatives.


                                     -MORE-

CARDINAL HEALTH ANNOUNCES THIRD QUARTER RESULTS
PAGE 4

OUTLOOK
Cardinal Health expects full-year earnings per share to be in line with previously issued guidance, in a range of $3.10 to $3.20, excluding special items and non-recurring charges. Fourth-quarter earnings are expected to be negatively affected by the ongoing business transition and seasonal, sequential trends in Pharmaceutical Distribution and Provider Services, partially offset by sequential improvements in the Pharmaceutical Technologies and Services, Clinical Technologies and Services and Medical Products and Services segments.


CONFERENCE CALL
Cardinal Health has scheduled a conference call at 11 a.m. Eastern Daylight Time to discuss its third-quarter results. To access the call and corresponding slide presentation, go to the Investors page at www.cardinalhealth.com. The conference call also may be accessed by calling 706-634-5100, passcode 4978287. An audio replay will be available until 11:00 p.m. on May 4 at 706-645-9291, passcode 4978287. A transcript and audio replay will also be available at www.cardinalhealth.com.

ABOUT CARDINAL HEALTH

CARDINAL HEALTH, INC. (www.cardinalhealth.com) is the leading provider of products and services supporting the health-care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 55,000 people on six continents and produces annual revenues of more than $65 billion.


                                       ###


Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, the impact of previously announced restatements, difficulties in opening new facilities or fully utilizing existing capacity, difficulties and uncertainties associated with business model transitions, including the conversion of margin generated from branded pharmaceutical manufacturers to non-contingent consideration, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

                                     -MORE-

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                          THIRD QUARTER
                                                                          ------------------------------------------
                                                                             March            March
                                                                              2005             2004         % Change
                                                                          ------------     ------------     --------
Revenue                                                                   $   19,103.0     $   16,391.8        17 %
Cost of products sold                                                         17,756.2         15,108.4        18 %
                                                                          ------------     ------------
Gross margin                                                                   1,346.8          1,283.4         5 %

Selling, general and administrative expenses                                     703.1            608.9        15 %

Impairment charges and other                                                      16.2             (0.6)       N.M.

Special items - restructuring charges                                             25.8              4.9        N.M.
              - merger charges                                                    10.4              7.2        N.M.
              - other                                                              7.1             (3.8)       N.M.
                                                                          ------------     ------------
Operating earnings                                                               584.2            666.8       (12)%

Interest expense and other                                                        40.8             28.2        45 %
                                                                          ------------     ------------
Earnings before income taxes and discontinued operations                         543.4            638.6       (15)%

Provision for income taxes                                                       175.8            208.5       (16)%
                                                                          ------------     ------------
Earnings from continuing operations                                              367.6            430.1       (15)%

Loss from discontinued operations (net of tax $1.2 and $0.6
    for the quarters ending March 31, 2005 and 2004, respectively)                (1.9)            (0.8)       N.M.
                                                                          ------------     ------------

Net earnings                                                              $      365.7     $      429.3        N.M.
                                                                          ============     ============
Basic earnings per Common Share:
    Continuing operations                                                 $       0.85     $       1.00       (15)%
    Discontinued operations                                                          -            (0.01)       N.M.
                                                                          ------------     ------------
    Net basic earnings per Common Share                                   $       0.85     $       0.99        N.M.
                                                                          ============     ============
Diluted earnings per Common Share:
    Continuing operations                                                 $       0.84     $       0.99       (15)%
    Discontinued operations                                                          -            (0.01)       N.M.
                                                                          ------------     ------------
    Net diluted earnings per Common Share                                 $       0.84     $       0.98        N.M.
                                                                          ============     ============
Weighted average number of shares outstanding:
    Basic                                                                        431.8            433.4
    Diluted                                                                      437.8            439.0

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                                    Current Year                   Prior Year
                                                              -------------------------     ------------------------
                                                                  Net          Diluted          Net         Diluted
                                                               Earnings          EPS         Earnings         EPS
                                                              ----------     ----------     ----------    ----------
Impact of special items - restructuring charges               $    (17.1)    $    (0.04)    $     (3.1)   $    (0.01)
                        - merger charges                            (7.0)         (0.01)          (4.5)        (0.01)
                        - other                                     (4.4)         (0.01)           2.7          0.01
                                                              ----------     ---------      ----------    ----------
Impact of special items                                       $    (28.5)    $    (0.06)    $     (4.9)   $    (0.01)
                                                              ==========     ==========     ==========    ==========

                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                       YEAR - TO - DATE
                                                                          ---------------------------------------
                                                                             March         March
                                                                              2005          2004         % Change
                                                                          -----------    -----------    ---------
Revenue                                                                   $  55,453.6    $  48,130.8        15 %
Cost of products sold                                                        51,813.8       44,613.6        16 %
                                                                          -----------    -----------
Gross margin                                                                  3,639.8        3,517.2         3 %

Selling, general and administrative expenses                                  2,095.8        1,744.5        20 %

Impairment charges and other                                                    103.0           (7.0)       N.M.

Special items - restructuring charges                                           138.4           25.1        N.M.
              - merger charges                                                   37.5           23.6        N.M.
              - other                                                             2.4          (30.7)       N.M.
                                                                          -----------    -----------
Operating earnings                                                            1,262.7        1,761.7       (28)%

Interest expense and other                                                       95.1           82.1        16 %
                                                                          -----------    -----------
Earnings before income taxes, discontinued operations and
    cumulative effect of change in accounting                                 1,167.6        1,679.6       (30)%

Provision for income taxes                                                      378.4          552.4       (31)%
                                                                          -----------    -----------
Earnings from continuing operations before cumulative effect of
    change in accounting                                                        789.2        1,127.2       (30)%

Earnings/(loss) from discontinued operations (net of tax $(2.5) and $4.8
    for the nine months ended March 31, 2005 and 2004, respectively)              3.8           (7.7)       N.M.

Cumulative effect of change in accounting                                           -          (38.5)       N.M.
                                                                          -----------    -----------
Net earnings                                                              $     793.0    $   1,081.0        N.M.
                                                                          ===========    ===========
Basic earnings per Common Share:
    Continuing operations                                                 $      1.83    $      2.59       (29)%
    Discontinued operations                                                      0.01          (0.02)       N.M.
    Cumulative effect of change in accounting                                       -          (0.09)       N.M.
                                                                          -----------    -----------
    Net basic earnings per Common Share                                   $      1.84    $      2.48        N.M.
                                                                          ===========    ===========
Diluted earnings per Common Share:
    Continuing operations                                                 $      1.81    $      2.56       (30)%
    Discontinued operations                                                      0.01          (0.02)       N.M.
    Cumulative effect of change in accounting                                       -          (0.09)       N.M.
                                                                          -----------    -----------
    Net diluted earnings per Common Share                                 $      1.82    $      2.45        N.M.
                                                                          ===========    ===========
Weighted average number of shares outstanding:
    Basic                                                                       431.7          435.7
    Diluted                                                                     436.7          441.3

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                                    Current Year                   Prior Year
                                                              -------------------------    -----------------------
                                                                  Net          Diluted         Net        Diluted
                                                               Earnings          EPS        Earnings        EPS
                                                              ----------     ----------    ----------    ---------
Impact of special items - restructuring charges               $    (94.2)    $    (0.22)   $    (16.4)   $   (0.04)
                        - merger charges                           (23.9)         (0.05)        (14.5)       (0.03)
                        - other                                     (1.5)             -          20.6         0.05
                                                              ----------     ----------    ----------    ---------

Impact of special items                                       $   (119.6)    $    (0.27)   $    (10.3)   $   (0.02)
                                                              ==========     ==========    ==========    =========

                                   -- more --

                              CARDINAL HEALTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                   (unaudited)

                                                            MARCH 31,       June 30,       March 31,
                                                              2005            2004           2004
                                                          ------------    ------------    -----------
ASSETS

CURRENT ASSETS

Cash and equivalents                                      $    1,549.5    $    1,096.0    $     527.2
Trade receivables, net                                         3,293.0         3,432.7        3,496.8
Current portion of investment in sales-type leases               215.3           202.1          256.1
Inventories                                                    7,771.3         7,471.3        8,522.5
Prepaid expenses and other                                       871.9           795.4          739.6
Assets held for sale from discontinued operations                 28.2            60.4          139.0
                                                          ------------    ------------    -----------
     Total current assets                                     13,729.2        13,057.9       13,681.2
                                                          ------------    ------------    -----------
Property and equipment - net                                   2,372.0         2,364.0        2,233.5

Investment in sales-type leases, less current portion            640.9           546.0          538.4
Other assets                                                   5,396.4         5,401.2        3,369.8
                                                          ------------    ------------    -----------
TOTAL ASSETS                                              $   22,138.5    $   21,369.1    $  19,822.9
                                                          ============    ============    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Notes payable - banks and current portion of
     long-term obligations                                $      438.6    $      860.6    $      54.5
Accounts payable                                               7,613.1         6,432.4        6,998.6
Other accrued liabilities                                      1,890.6         2,021.3        1,670.8
Liabilities from discontinued operations                          44.6            55.1           60.9
                                                          ------------    ------------    -----------
     Total current liabilities                                 9,986.9         9,369.4        8,784.8
                                                          ------------    ------------    -----------
Long-term obligations, less current portion                    2,365.2         2,834.7        2,477.0
Deferred taxes and other liabilities                           1,112.2         1,188.7        1,038.8

Total shareholders' equity                                     8,674.2         7,976.3        7,522.3
                                                          ------------    ------------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $   22,138.5    $   21,369.1    $  19,822.9
                                                          ============    ============    ===========

                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

                                                                        THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                      ---------------------     ---------------------
                                                                            MARCH 31,                 MARCH 31,
                                                                      ---------------------     ---------------------
                                                                        2005         2004         2005         2004
                                                                      --------     --------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Earnings from continuing operations before cumulative
      effect of change in accounting                                  $  367.6     $  430.1     $  789.2     $1,127.2
  Adjustments to reconcile earnings from continuing operations before cumulative effect of change in accounting
      to net cash from operations:
      Depreciation and amortization                                      102.7         77.2        300.9        220.4
      Asset impairments                                                   17.1          0.8        172.9          5.5
      Change in operating assets and liabilities, net of
        effects from acquisitions:
        (Increase)/decrease in trade receivables                        (471.2)      (121.3)       151.9       (612.3)
        (Increase)/decrease in inventories                               406.3       (102.4)      (301.2)      (943.8)
        Increase in net investment in sales-type leases                  (12.7)       (87.4)      (108.1)       (65.4)
        Increase in accounts payable                                     381.2        647.6      1,175.2      1,611.9
        Other operating items - net                                     (259.2)       (57.6)      (129.9)        (8.1)
                                                                      --------     --------     --------     --------
      Net cash provided by operating activities                          531.8        787.0      2,050.9      1,335.4
                                                                      --------     --------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of subsidiaries, net of cash acquired                          -        (62.1)      (273.2)      (561.2)
  Proceeds from sale of property, equipment, and other assets             14.4          3.1         18.7          8.3
  Additions to property and equipment                                    (73.7)      (107.9)      (288.3)      (272.0)
  Proceeds from sale of discontinued operations                              -          5.1         39.5          5.1
                                                                      --------     --------     --------     --------
      Net cash used in investing activities                              (59.3)      (161.8)      (503.3)      (819.8)
                                                                      --------     --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in commercial paper and short-term debt                       4.5         (1.5)      (558.1)        (0.9)
  Net change in long-term obligations                                      0.8       (231.8)      (355.8)      (356.1)
  Proceeds from issuance of Common Shares                                 39.4         64.3         87.2        144.3
  Purchase of Treasury Shares                                           (228.5)      (460.3)      (228.5)    (1,460.3)
  Dividends on Common Shares                                             (12.9)       (13.0)       (38.9)       (39.4)
                                                                      --------     --------     --------     --------

      Net cash used in financing activities                             (196.7)      (642.3)    (1,094.1)    (1,712.4)
                                                                      --------     --------     --------     --------
NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS                          275.8        (17.1)       453.5     (1,196.8)

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD                            1,273.7        544.3      1,096.0      1,724.0
                                                                      --------     --------     --------     --------
CASH AND EQUIVALENTS AT END OF PERIOD                                 $1,549.5     $  527.2     $1,549.5     $  527.2
                                                                      ========     ========     ========     ========

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
-------------------------------------------------------------------------------
        CARDINAL HEALTH, INC. - THIRD QUARTER FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)
-------------------------------------------------------------------------------
PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                          2005        2004
                          ----        ----
.. REVENUE
   - Amount             $15,608     $13,177
   - Growth Rate             18%         14%
   - Mix                     80%         80%

.. OPERATING EARNINGS
   - Amount             $   344     $   320
   - Growth Rate              8%         10%
   - Mix                     50%         45%
   - Ratio to Revenue      2.20%       2.43%

-------------------------------------------------------------------------------
MEDICAL PRODUCTS AND SERVICES

                         2005       2004
                         ----       ----
.. REVENUE
   - Amount             $2,473     $2,304
   - Growth Rate             7%        15%
   - Mix                    13%        14%

.. OPERATING EARNINGS
   - Amount             $  200     $  193
   - Growth Rate             3%         9%
   - Mix                    29%        27%
   - Ratio to Revenue     8.07%      8.38%

-------------------------------------------------------------------------------
PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                         2005     2004
                         ----     ----
.. REVENUE
   - Amount             $ 729     $ 710
   - Growth Rate            3%        9%
   - Mix                    4%        4%

.. OPERATING EARNINGS
   - Amount             $  82     $ 114
   - Growth Rate          (28)%      20%
   - Mix                   12%       16%
   - Ratio to Revenue   11.31%    16.04%

-------------------------------------------------------------------------------
CLINICAL TECHNOLOGIES AND SERVICES

                         2005       2004
                         ----       ----
.. REVENUE
   - Amount             $  522     $  395
   - Growth Rate            32%        12%
   - Mix                     3%         2%

.. OPERATING EARNINGS
   - Amount             $   65     $   86
   - Growth Rate           (25)%       10%
   - Mix                     9%        12%
   - Ratio to Revenue    12.50%     21.89%

                                   -- more --

         CARDINAL HEALTH, INC. - THIRD QUARTER FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)

                                                                   EXCLUDING SPECIAL
                                             TOTAL                       ITEMS
                                        ---------------            -----------------
                                        2005         2004          2005         2004
                                        ----         ----          ----         ----
..  REVENUE
      - Amount                         $19,103     $16,392
      - Growth Rate                         17%         14%

..  OPERATING EARNINGS
      - Amount                         $   584     $   667       $   628      $   675
      - Growth Rate                        (12)%        14%           (7)%         13%

..  RATIO TO REVENUE
      - Gross Margin                      7.05%       7.83%
      - Expenses                          3.68%       3.71%
      - Impairment Charges and Other      0.08%          -
      - Special Items                     0.23%       0.05%
      - Operating Earnings                3.06%       4.07%         3.29%        4.12%

..  NET EARNINGS *
      - Amount                         $   368     $   430       $   396      $   435
      - Growth Rate                        (15)%        16%           (9)%         15%
      - Ratio to Revenue                  1.92%       2.62%         2.07%        2.65%

..  PRODUCTIVITY
      - Margin per Expense Dollar      $  1.92     $  2.11

..  ASSET MANAGEMENT
      - Operating Cash Flow            $   532     $   787
      - Free Cash Flow                 $   460     $   669
      - Return on Invested Capital        7.48%       9.07%         8.02%        9.16%


* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS

- MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS
 SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                    --more--

--------------------------------------------------------------------------------
     CARDINAL HEALTH, INC. - FIRST NINE MONTHS OF FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)
--------------------------------------------------------------------------------
PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                            2005          2004
                            ----          ----
.. REVENUE
   - Amount               $45,068        $38,769
   - Growth Rate               16%            15%
   - Mix                       80%            80%

.. OPERATING EARNINGS
   - Amount               $   721        $   785
   - Growth Rate               (8)%           (2)%
   - Mix                       43%            41%
   - Ratio to Revenue        1.60%          2.02%

--------------------------------------------------------------------------------
MEDICAL PRODUCTS AND SERVICES

                            2005            2004
                            ----            ----
.. REVENUE
   - Amount               $ 7,292        $ 6,738
   - Growth Rate                8%            14%
   - Mix                       13%            14%

.. OPERATING EARNINGS
   - Amount               $   508        $   524
   - Growth Rate               (3)%           10%
   - Mix                       31%            28%
   - Ratio to Revenue        6.96%          7.78%

--------------------------------------------------------------------------------
PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                            2005          2004
                            ----          ----
.. REVENUE
   - Amount               $ 2,194        $ 2,064
   - Growth Rate                6%            34%
   - Mix                        4%             4%

.. OPERATING EARNINGS
   - Amount               $   252        $   334
   - Growth Rate              (24)%           32%
   - Mix                       15%            18%
   - Ratio to Revenue       11.49%         16.16%

--------------------------------------------------------------------------------
CLINICAL TECHNOLOGIES AND SERVICES

                            2005            2004
                            ----            ----
.. REVENUE
   - Amount               $ 1,593        $ 1,126
   - Growth Rate               41%            10%
   - Mix                        3%             2%

.. OPERATING EARNINGS
   - Amount               $   187        $   250
   - Growth Rate              (25)%           15%
   - Mix                       11%            13%
   - Ratio to Revenue       11.75%         22.19%

                                         --more--

     CARDINAL HEALTH, INC. - FIRST NINE MONTHS OF FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)

                                                                    EXCLUDING SPECIAL
                                                TOTAL                    ITEMS
                                           ---------------          -----------------
                                          2005         2004           2005       2004
                                          ----         ----           ----       ----
..  REVENUE
    - Amount                           $ 55,454     $ 48,131
    - Growth Rate                            15%          16%

..  OPERATING EARNINGS
    - Amount                           $  1,263     $  1,762        $1,441      $1,780
    - Growth Rate                           (28)%          7%          (19)%         9%

..  RATIO TO REVENUE
    - Gross Margin                         6.56%        7.31%
    - Expenses                             3.78%        3.62%
    - Impairment Charges and Other         0.18%       (0.01)%
    - Special Items                        0.32%        0.04%
    - Operating Earnings                   2.28%        3.66%         2.60%       3.70%

..  NET EARNINGS *
    - Amount                           $    789     $  1,127        $  909      $1,138
    - Growth Rate                           (30)%         10%          (20)%        11%
    - Ratio to Revenue                     1.42%        2.34%         1.64%       2.36%

..  PRODUCTIVITY
    - Margin per Expense Dollar        $   1.74     $   2.02

..  ASSET MANAGEMENT
    - Operating Cash Flow              $  2,051     $  1,335
    - Free Cash Flow                   $  1,742     $  1,032
    - Return on Invested Capital           5.37%        7.97%         6.12%       8.04%

- MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS
 SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                    --more--

           CARDINAL HEALTH, INC. - QUARTERLY FY 2005 BUSINESS ANALYSIS

                                  ($ MILLIONS)
-------------------------------------------------------------------------------
PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                    Q1              Q2              Q3         Q4      TOTAL
                                 -------         -------         -------      ----     -----
..   REVENUE
       - Amount                  $14,402         $15,059         $15,608
       - Growth Rate                  16%             15%             18%
       - Mix                          80%             80%             80%

..  OPERATING EARNINGS
       - Amount                  $   163         $   213         $   344
       - Growth Rate                 (29)%            (9)%             8%
       - Mix                          38%             39%             50%
       - Ratio to Revenue           1.13%           1.42%           2.20%

-------------------------------------------------------------------------------
MEDICAL PRODUCTS AND SERVICES

                                    Q1             Q2              Q3         Q4      TOTAL
                                 -------         -------         -------     ----     -----
..   REVENUE
       - Amount                  $ 2,393         $ 2,427         $ 2,473
       - Growth Rate                  11%              6%              7%
       - Mix                          13%             13%             13%

..   OPERATING EARNINGS
       - Amount                  $   138         $   170         $   200
       - Growth Rate                 (14)%             -               3%
       - Mix                          32%             31%             29%
       - Ratio to Revenue           5.78%           7.00%           8.07%


-------------------------------------------------------------------------------
PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                    Q1               Q2             Q3         Q4      TOTAL
                                 -------         -------         -------      ----     -----
..   REVENUE
       - Amount                  $   705         $   760         $   729
       - Growth Rate                   9%              7%              3%
       - Mix                           4%              4%              4%

..   OPERATING EARNINGS
       - Amount                  $    81         $    89         $    82
       - Growth Rate                 (24)%           (22)%           (28)%
       - Mix                          19%             16%             12%
       - Ratio to Revenue          11.46%          11.68%          11.31%

-------------------------------------------------------------------------------
CLINICAL TECHNOLOGIES AND SERVICES

                                    Q1             Q2              Q3         Q4      TOTAL
                                 -------         -------         -------     ----     -----
..   REVENUE
       - Amount                  $   524         $   547         $   522
       - Growth Rate                  57%             38%             32%
       - Mix                           3%              3%              3%

..   OPERATING EARNINGS
       - Amount                  $    46         $    76         $    65
       - Growth Rate                 (32)%           (21)%           (25)%
       - Mix                          11%             14%              9%
       - Ratio to Revenue           8.76%          13.89%          12.50%

                                    --more--

           CARDINAL HEALTH, INC. - QUARTERLY FY 2005 BUSINESS ANALYSIS

                                  ($ MILLIONS)

                         TOTAL (EXCLUDING SPECIAL ITEMS)

                                                Q1         Q2          Q3            Q4    TOTAL
                                             --------    -------    -------         ---    -----
..    REVENUE
        - Amount                             $ 17,796    $18,555    $19,103
        - Growth Rate                              16%        13%        17%

..    OPERATING EARNINGS
        - Amount                             $    390    $   424    $   628
        - Growth Rate                             (26)%      (27)%       (7)%

..    RATIO TO REVENUE
        - Gross Margin                           6.10%      6.50%      7.05%
        - Expenses                               3.89%      3.77%      3.68%
        - Impairment Charges and Other           0.02%      0.45%      0.08%
        - Operating Earnings                     2.19%      2.28%      3.29%

..    NET EARNINGS*
        - Amount                             $    238    $   275    $   396
        - Growth Rate                             (28)%      (26)%       (9)%
        - Ratio to Revenue                       1.34%      1.48%      2.07%

..    PRODUCTIVITY
        - Margin Per Expense Dollar          $   1.57    $  1.72    $  1.92

..    ASSET MANAGEMENT
        - Operating Cash Flow                $    893    $   626    $   532
        - Free Cash Flow                     $    777    $   506    $   460
        - Return on Invested Capital             4.95%      5.42%      8.02%

-     MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

*     THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS.

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                    --more--

            CARDINAL HEALTH INC. - FIRST NINE MONTHS FISCAL 2005 AND
                         2004 ASSET MANAGEMENT ANALYSIS

                                  ($ MILLIONS)

                                                                    2005
                                               -------------------------------------------
                                                  Q1            Q2           Q3        YTD
                                               --------       -------     -------     ----
..    RECEIVABLE DAYS                               16.4          13.3        14.8

..    DAYS INVENTORY ON HAND                          39            38          35

..    CASH                                      $  1,152       $ 1,274     $ 1,550

..    DEBT                                      $  3,255       $ 2,820     $ 2,804

..    EQUITY                                    $  8,219       $ 8,559     $ 8,674

..    NET DEBT/TOTAL CAPITAL                          20%           15%         13%

..    TANGIBLE NET WORTH                        $  3,200       $ 3,519     $ 3,676

..    RETURN ON EQUITY                              10.8%          9.7%       17.1%    12.6%

     EXCLUDING SPECIAL ITEMS                       11.7%         13.0%       18.3%    14.4%

..    TAX RATE FROM CONTINUING OPERATIONS           32.0%         32.9%       32.3%    32.4%

     EXCLUDING SPECIAL ITEMS                       32.5%         32.5%       32.5%    32.5%

                                                                    2004
                                               -------------------------------------------
                                                  Q1            Q2           Q3        YTD
                                               --------       -------     -------     ----
..    RECEIVABLE DAYS                               17.5          17.4        17.5

..    DAYS INVENTORY ON HAND                          45            44          45

..    CASH                                      $    992       $   544     $   527

..    DEBT                                      $  2,724       $ 2,726     $ 2,532

..    EQUITY                                    $  6,993       $ 7,456     $ 7,522

..    NET DEBT/TOTAL CAPITAL                          20%           23%         21%

..    TANGIBLE NET WORTH                        $  4,653       $ 4,558     $ 4,520

..    RETURN ON EQUITY                              17.6%         20.7%       23.0%    20.3%

     EXCLUDING SPECIAL ITEMS                       18.1%         20.5%       23.2%    20.4%

..    TAX RATE FROM CONTINUING OPERATIONS           33.2%         32.9%       32.7%    32.9%

     EXCLUDING SPECIAL ITEMS                       33.2%         33.1%       32.8%    33.0%

                                    --more--

            CARDINAL HEALTH INC. - BUSINESS ANALYSIS RECONCILIATION

                                  ($ MILLIONS)

-------------------------------------------------------------------------------
THIRD QUARTER FISCAL 2005

                                                   GAAP*                        EXCLUDING
                                                   BASIS    SPECIAL ITEMS     SPECIAL ITEMS
                                                   -----    -------------     -------------
..   SPECIAL ITEMS
       - Restructuring related costs               $  26       $   26                -
       - Merger related costs                      $  11       $   11                -
       - Other                                     $   7       $    7                -

..   OPERATING EARNINGS
       - Amount                                    $ 584       $   44           $  628
       - Growth rate                                 (12)%                          (7)%
       - Ratio to revenue (Return on Sales)         3.06%                         3.29%

..   NET EARNINGS**
      - Amount                                     $ 368       $   28           $  396
      - Growth rate                                  (15)%                          (9)%
      - Ratio to revenue                            1.92%                         2.07%
      - Diluted EPS                                $0.84       $ 0.06           $ 0.90

..   INCOME TAX PROVISION
      - Income tax provision                       $ 176       $   16           $  192

-------------------------------------------------------------------------------
THIRD QUARTER FISCAL 2004

                                                    GAAP*                       EXCLUDING
                                                    BASIS   SPECIAL ITEMS     SPECIAL ITEMS
                                                   -------  -------------     -------------
..    SPECIAL ITEMS
        - Restructuring related costs              $     5     $    5                -
        - Merger related costs                     $     7     $    7                -
        - Other                                    $    (4)    $   (4)               -

..    OPERATING EARNINGS
        - Amount                                   $   667     $    8           $  675
        - Growth rate                                   14%                         13%
        - Ratio to revenue (Return on Sales)          4.07%                       4.12%

..    NET EARNINGS**
       - Amount                                    $   430     $    5           $  435
       - Growth rate                                    16%                         15%
       - Ratio to revenue                             2.62%                       2.65%
       - Diluted EPS                               $  0.99     $ 0.01           $ 1.00

..    INCOME TAX PROVISION
        -Income tax provision                      $   209     $    3           $  212

-------------------------------------------------------------------------------
FIRST NINE MONTHS FISCAL 2005

                                                    GAAP*                        EXCLUDING
                                                    BASIS    SPECIAL ITEMS     SPECIAL ITEMS
                                                   -------  -------------     -------------
..   SPECIAL ITEMS
       - Restructuring related costs               $   138     $  138                -
       - Merger related costs                      $    38     $   38                -
       - Other                                     $     2     $    2                -

..   OPERATING EARNINGS
       - Amount                                    $ 1,263     $  178           $1,441
       - Growth rate                                   (28)%                       (19)%
       - Ratio to revenue (Return on Sales)           2.28%                       2.60%

..   NET EARNINGS**
      - Amount                                     $   789     $  120           $  909
      - Growth rate                                    (30)%                       (20)%
      - Ratio to revenue                              1.42%                       1.64%
      - Diluted EPS                                $  1.81     $ 0.27           $ 2.08

..   INCOME TAX PROVISION
      - Income tax provision                       $   378     $   58           $  436

-------------------------------------------------------------------------------
FIRST NINE MONTHS FISCAL 2004

                                                    GAAP*                       EXCLUDING
                                                    BASIS   SPECIAL ITEMS     SPECIAL ITEMS
                                                   -------  -------------     -------------
..    SPECIAL ITEMS
        - Restructuring related costs              $    25     $   25                -
        - Merger related costs                     $    24     $   24                -
        - Other                                    $   (31)    $  (31)               -

..    OPERATING EARNINGS
        - Amount                                   $ 1,762     $   18           $1,780
        - Growth rate                                    7%                          9%
        - Ratio to revenue (Return on Sales)          3.66%                       3.70%

..    NET EARNINGS**
       - Amount                                    $ 1,127     $   11           $1,138
       - Growth rate                                    10%                         11%
       - Ratio to revenue                             2.34%                       2.36%
       - Diluted EPS                               $  2.56     $ 0.02           $ 2.58

..    INCOME TAX PROVISION
        -Income tax provision                      $   552     $    7           $  559

*     GAAP - AMOUNTS THAT CONFORM WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

** THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.

DEFINITIONS:

RETURN ON EQUITY (EXCLUDING SPECIAL ITEMS) = (Earnings from continuing operations + special items after tax) / average shareholders' equity

      Note: Average shareholders' equity used in the return on equity calculation was $8.7 billion and $7.4 billion in the third quarter of fiscal 2005 and 2004, respectively, and $8.4 billion and $7.4 billion for year to date of fiscal 2005 and 2004, respectively.

EFFECTIVE TAX RATE (EXCLUDING SPECIAL ITEMS) = (Income tax provision + tax effect of special items) / (earnings before income taxes + special items)

GROWTH RATE (EXCLUDING SPECIAL ITEMS) = (Current quarter earnings excluding special items - prior year quarter earnings excluding special items)/ prior year quarter earnings excluding special items

RATIO TO REVENUE (EXCLUDING SPECIAL ITEMS) = Current quarter earnings excluding special items / operating revenue

FREE CASH FLOW = Operating cash flow - net property activity - dividends

RETURN ON INVESTED CAPITAL (EXCLUDING SPECIAL ITEMS) = [Operating earnings excluding special items annualized x (1-effective tax rate, excluding special items)] / average (equity + debt + unrecorded goodwill)

      Note: Average unrecorded goodwill used in return on invested capital calculation was $9.7 billion in fiscal 2005 and fiscal 2004.

NET DEBT TO TOTAL CAPITAL = Net debt / (net debt + shareholders' equity)

      Note: Net debt = long-term obligations + short-term obligations + notes payable banks - cash

                                    --more--

         CARDINAL HEALTH INC. - RECONCILIATION OF NON-RECURRING CHARGES

                                  ($ MILLIONS)

                                                     Q3 FY05           YTD FY05
                                                    ----------        ----------
Impairment charges and other                        $    (16.2)       $   (103.0)
     Less: minority interest and realized
           currency translation adjustment                   -              19.4
                                                    ----------        ----------
Net impairment charges                                   (16.2)            (83.6)
Alaris inventory adjustment                                  -             (23.6)
Latex litigation                                             -             (16.4)
Inventory adjustment - SKU rationalization                (7.2)             (7.2)
                                                    ----------        ----------
Total non-recurring charges                              (23.4)           (130.8)
Tax impact                                                 7.6              42.4
                                                    ----------        ----------

Impact on net earnings                              $    (15.8)       $    (88.4)
                                                    ==========        ==========

Weighted average diluted number
      of shares outstanding                              437.8             436.7

Impact on EPS                                       $    (0.04)       $    (0.20)

                                                      Q3 FY04          YTD FY04
                                                    ----------        ----------
Impairment charges and other                        $      0.6        $      7.0
Tax impact                                                (0.2)             (2.3)
                                                    ----------        ----------

Impact on net earnings                              $      0.4        $      4.7
                                                    ==========        ==========

Weighted average diluted number
      of shares outstanding                              439.0             441.3

Impact on EPS                                       $     0.00        $     0.01

                                      ###